EXHIBIT 3(i).1

                            ARTICLES OF INCORPORATION
                                       OF
                               FUNDAE CORPORATION



     The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.

ARTICLE I. NAME

     The name of the corporation shall be: FUNDAE CORPORATION. The principal place of business of this corporation shall be 265 Sunrise Avenue, Suite 204, Palm Beach, Florida 33408.

ARTICLE II. NATURE OF BUSINESS S

     This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

ARTICLE III. CAPITAL STOCK K

     The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 10,000 shares of common stock having a par value of $.0001.

ARTICLE IV. ADDRESS

     The street address of the initial registered office of the corporation shall be 265 Sunrise Avenue, Suite 204, Palm Beach, Florida 33480, and the name of the registered agent of the corporation at that address is Donald F. Mintmire.

ARTICLE V. TERM OF EXISTENCE

This corporation is to exist perpetually.

ARTICLE VI. DIRECTORS

     This corporation shall have no Directors, initially. The affairs of the Corporation will be managed by the shareholders until such time Directors are designated as provided by the Bylaws.

ARTICLE VII. INCORPORATOR R

     The name and street address of the incorporator to these Articles of Incorporation is:


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          Donald F. Mintmire, Esq.
          Mintmire & Associates
          265 Sunrise Avenue Suite 204
          Palm Beach, Florida 33480

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal on this 13th day of March, 1995.

                                             /s/ DONALD F. MINTMIRE
                                              ---------------------
                                                 Donald F. Mintmire


STATE OF FLORIDA     )
                     ) SS:
COUNTY OF PALM BEACH )


     The foregoing instrument was acknowledged before me this 13th day of March, 1995, by DONALD F. MINTMIRE, who is personally known to me, and who (did/did not) take an oath.



   /s/ LISA COPPA
   --------------
   Notary Public


     Donald F. Mintmire having been designated to act as Registered Agent hereby agrees to act in this capacity.

                                                 /s/ DONALD F. MINTMIRE
                                                 ----------------------
                                                      Donald F. Mintmire